                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------


         Date of report (Date of earliest event reported): March 7, 2000




                          CHARTER COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)



          000-27927                                        43-1857213
          ---------                                        ----------
  (Commission File Number)                              (Federal Employer
                                                      Identification Number)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                        63131
-------------------                                        -----
(Address of Principal Executive Offices)                   (Zip Code)

(Registrant's telephone number, including area code)       (314) 965-0555
                                                           --------------

ITEM 5.  OTHER EVENTS.

         Charter Communications, Inc. (the "Company") and Cablevision Systems Corporation (Cablevision) announced that they have executed a definitive agreement under which the Company will acquire Cablevision's 48,500 subscriber cable system in Kalamazoo, Michigan for total consideration of $172.5 million in Class A common stock of the Company.

         A copy of the press release announcing the definitive agreement is being filed as Exhibit 99.1 with this report.

ITEM 7.  EXHIBITS.

              2.12 Agreement and Plan of Merger as of March 6, 2000 by and between Cablevision of Michigan, Inc., CSC Holdings, Inc. and Charter Communications, Inc. *

              99.5  Press release dated March 7, 2000.*


          * - filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   CHARTER COMMUNICATIONS, INC.,
                                   registrant




Dated March 9, 2000                By:    /s/ KENT D. KALKWARF
                                          -----------------------
                                          Name:  Kent D. Kalkwarf
                                          Title: Senior Vice President and
                                                 Chief Financial Officer
                                                 (Principal Financial Officer
                                                 and Principal Accounting
                                                 Officer)

                                  EXHIBIT INDEX

          2.12 Agreement and Plan of Merger as of March 6, 2000 by and between Cablevision of Michigan, Inc., CSC Holdings, Inc. and Charter Communications, Inc.

          99.5     Press release dated March 7, 2000.